Exhibit 99.3

NOTICE OF FINAL AGREEMENT

TO:      NDE Environmental Corporation            USTMAN Industries, Inc.
         Tanknology/NDE Corporation               12265 Bayaud Avenue
         ProEco, Inc.                             Lakewood, Colorado 80225
         Tanknology Canada (1988) Inc.
         8900 Shoal Creek, Bldg. 200
         Austin, Texas 78757

         (collectively, whether one or more, "Borrower")

     As of the effective date of this Notice, Borrower and BANK ONE, TEXAS, N.A. ("Bank") have consummated a transaction pursuant to which Bank has agreed to make a loan or loans to Borrower, or to renew, extend or amend an existing loan or loans to Borrower, with a Borrowing Base equal to the amount determined in accordance with the Borrowing Base Certificate, the form of which is attached as Exhibit "G" to the Written Loan Agreement dated October 25, 1996), which is comprised of a revolving loan in the amount of $5,000,000 and a term loan in the amount of $6,000,000 (collectively, the "Loan").

     In connection with the Loan, Borrower and Bank and other obligors, if any (collectively, whether one or more, "Other Obligors") have executed and delivered certain agreements, instruments and documents (collectively hereinafter referred to as the "Written Loan Agreement").

     It is the intention of Borrower, Bank and Other Obligors that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. Borrower, Bank and Other Obligors each warrants and represents that the entire agreement made and existing by or among Borrower, Bank and Other Obligors with respect to the Loan is contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises have been made by, or exist by or among, Borrower, Bank and Other Obligors that are not reflected in the Written Loan Agreement.

     THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Effective Date:  May 20, 1997.


                                   BANK ONE, TEXAS, NATIONAL ASSOCIATION


                                   By:     /S/ CHARLES KINGSWELL-SMITH
                                        ___________________________________
                                        Charles Kingswell-Smith
                                        Vice President



ACKNOWLEDGED AND AGREED:


Borrower:

NDE ENVIRONMENTAL CORPORATION


By:  /S/ JAY ALLEN CHAFFEE
   ________________________________
   Jay Allen Chaffee
   Chairman of the Board


TANKNOLOGY/NDE CORPORATION


By:  /S/ JAY ALLEN CHAFFEE
   ________________________________
   Jay Allen Chaffee
   Chairman of the Board


USTMAN INDUSTRIES, INC.


By:  /S/ JAY ALLEN CHAFFEE
   ________________________________
   Jay Allen Chaffee
   Chairman of the Board


PROECO, INC.


By:  /S/ JAY ALLEN CHAFFEE
   ________________________________
   Jay Allen Chaffee
   Chairman of the Board


TANKNOLOGY CANADA (1988) INC.


By:  /S/ JAY ALLEN CHAFFEE
   ________________________________
   Jay Allen Chaffee
   President